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                                                                EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Doubletree Corporation on Form S-3 of our reports dated February 24, 1996, on Red Lion Hotels, Inc. as of and for the ten months ended December 31, 1995, and of Red Lion, a California Limited Partnership, for the seven months ended July 31, 1995, appearing in the Prospectus, which is part of the Registration Statement No. 333-13161, as amended, which is incorporated by reference in this Registration Statement.


                                        Deloitte & Touche LLP

Portland, Oregon
November 4, 1996